Exhibit 10.2

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Execution Version

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SECOND AMENDED AND RESTATED

NOVAVAX PRODUCT LICENSE AGREEMENT

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SECOND AMENDED AND RESTATED NOVAVAX PRODUCT LICENSE AGREEMENT

This SECOND AMENDED AND RESTATED NOVAVAX PRODUCT LICENSE AGREEMENT (the “Agreement”) is effective as of the 17th day of July, 2018 (the “Effective Date”), by and between

Novavax, Inc., a Delaware corporation having an address at 20 Firstfield Road, Gaithersburg, MD 20878, United States of America (“Novavax” which expression shall unless repugnant to the context or meaning thereof mean and include its scuccessors and permitted assigns), and

CPL Biologicals Private Limited, a limited company incorporated under the laws of India having an address at “Cadila Corporate Campus”, Sarkhej-Dholka Road, Bhat, Ahmedabad - 382210, Gujarat, India (“CPLB” which expression shall unless repugnant to the context or meaning thereof mean and include its scuccessors and permitted assigns).

Novavax and CPLB are referred to herein each individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Novavax and CPLB had entered into that certain Amended and Restated License Agreement, dated June 29, 2009 (the “First Restated License Agreement”), concurrently with the Amended and Restated Joint Venture Agreement, dated June 29, 2009, between Novavax and Cadila Pharmaceuticals Limited (“Cadila”), which relates to the formation, governance and operation of CPLB as a joint venture between Novavax and Cadila (the “First Restated JV Agreement”).

WHEREAS, concurrent with this Agreement, Novavax, Cadila and CPLB have entered into the Second Amendment and Restatement Joint Venture Agreement (the “Second Restated JV Agreement”) of the even date herewith.

WHEREAS, the Parties desire to amend and restate the First Restated License Agreement to, among other things:

(i)	expressly permit CPLB to develop certain vaccine products using Novavax’ recombinant nanoparticle vaccine production technology, antigen specific seed development technology, protein expression and cloning system technology, in addition to Novavax’ virus-like particle technology;
(ii)	agree to the initial development by Novavax on behalf of CPLB of four (4) vaccine candidate seeds; and
(iii)	grant rights under Novavax’ technology and intellectual property to permit CPLB to develop and commercialize [* * *] products.

2

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Novavax and CPLB hereby agree as follows :

Article 1.

DEFINITIONS

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them, respectively, in the Second Restated JV Agreement. In addition, as used herein, the following initially capitalized terms will have the following meanings:

1.1	“Arising Know-How” Any and all Know-How developed, conceived or reduced to practice solely by or on behalf of one Party or jointly by both Parties during the Development, manufacture or Commercialization of a Licensed Product during the term of this Agreement by either Party, including, but not limited, to Novavax Technologies Arising Know-How.

1.2	“Commercialization Plan” means the plan developed by CPLB for each Licensed Product for Steering Committee’s review and approval as described in Section 4.2. Each “Commercialization Plan” shall specify a multi-year marketing and public relations strategy, operational plans to implement such strategies and any other significant Commercialization activities with respect to the applicable Licensed Product.

1.3	“CPLB Licensed Rights” means (i) any Know-How owned or Controlled by CPLB that was developed, conceived or reduced to practice in connection with the performance of the First Restated License Agreement and any Patents that have issued or will issue therefrom and (ii) Arising Know-How owned or Controlled by CPLB and any Patents that issue therefrom.

1.4	“Development Plan” means the plan developed by CPLB for each Licensed Product for the purpose of Steering Committee review and approval as described in Section 4.2. Each “Development Plan” shall specify preclinical studies (including a toxicology program and other preclinical testing), human clinical trials, manufacturing scale up, Regulatory Approval strategy and any other significant Development activities, that CPLB plans to perform to obtain Regulatory Approval of the applicable Licensed Product in the Field in the Territory.

3

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.5	“Effective Date” means November 30, 2017.

1.6	“Field” shall mean the prevention or treatment of illness in humans and animals.

1.7	“First Restated License Agreement” has the meaning assigned to it in the recitals above.

1.8	“IND” means an Investigational New Drug Application, as defined in the US Federal Food, Drug, and Cosmetic Act, as amended from time to time (21 U.S.C. Section 301 et seq.), together with any rules and regulations promulgated thereunder, or its foreign equivalent.

1.9	“Know-How” means all tangible and intangible (a) techniques, technology, practices, trade secrets, inventions (whether patentable or not), methods, protocols, processes, formulas, knowledge, know-how, skill, experience, records, documents, data and results (including pharmacological, toxicological, non-clinical and clinical test data and results), analytical and quality control data, results or descriptions, software and algorithms and (b) compositions of matter, cells, cell lines, assays, animal models and physical, biological or chemical material. Know-How shall in any event exclude any Patents.

1.10	“Licensed Product” means the (i) Existing Vaccine Products, (ii) Additional Vaccine Candidates, and (iii) CPLB Discovered Candidates. Licensed Products shall include (a) any minor modifications to the products listed the preceding sentence including, by way of example but not limitation, changes to any excipient, changes arising from a change in manufacturing process, or change in dosage, or, in the case of (i), (ii) and (ii) above, substitution of one or more seasonal influenza HAs and/or NAs designated by the CDC or by the corresponding authority in any other country (e.g., the WHO in India) and (b) any such product used in combination with another active ingredient, antigen or adjuvant.

1.11	“Losses” has the meaning assigned to it in Section 9.1.

1.12	“Materials” has the meaning assigned to it in Section 3.6.

1.13	“Matrix-M Technology” means Novavax’ proprietary saponin-based adjuvant and any technology related thereto.

1.14	“Novavax Licensed Rights” means the Novavax Patents and Novavax Know-How.

1.15	“Novavax Know-How” means and any and all Know-How, including Arising Know-How, owned or Controlled by Novavax at any time during the term of this Agreement which is used or embodied in, or necessary for developing or manufacturing, any Licensed Products, including, without limitation, Novavax Technologies Arising Know-How.

4

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.16	“Novavax Patents” means those Patents in the Territory owned or Controlled by Novavax at any time during the term of this Agreement covering or claiming a Licensed Product and/or the manufacture or use thereof as specifically listed and identified on Schedule II, which schedule shall be updated from time to time.

1.17	“Novavax Technologies” means Novavax’ proprietary baculovirus insect cell expression, recombinant nanoparticle vaccine production, antigen specific, protein expression and cloning system technologies and improvements thereto, but does not include the Matrix-M Technology which shall be licensed to CPLB under a separate license agreement between the Parties.

1.18	“Novavax Technologies Arising “Know-How” has the meaning assigned to it in Section 6.2.1.

1.19	“Patent” means any and all (a) issued patents and inventors' certificates and re-examinations, reissues, renewals, extensions, registrations, substitutions, supplementary protection certificates and term restorations with respect to any of the foregoing, and (b) pending applications for patents and inventors' certificates and patents that issue therefrom, including, without limitation, provisional applications, continuations, continuations-in-part, divisional and substitute applications with respect to any of the foregoing.

1.20	“Program Data” means (a) research, preclinical, clinical, manufacturing and similar data, information, material and results, (b) Regulatory Approvals and Regulatory Documentation, and (c) sales and marketing information.

1.21	“Regulatory Authority” means any applicable court, agency, department or other instrumentality of any foreign, federal, state, county, city or other political subdivision with responsibility for granting any licenses or approvals necessary for the marketing and sale of pharmaceutical products in the Territory.

1.22	“Regulatory Documentation” means, with respect to a Licensed Product, all filing and supporting documents created, submitted to a Regulatory Authority, and all data contained therein, including, without limitation, any IND, BLA, foreign counterparts thereof, investigator's brochures, drug master files, correspondence to and from a Regulatory Authority, minutes from teleconferences with Regulatory Authorities, registrations and licenses, regulatory drug lists, advertising and promotion documents shared with Regulatory Authorities, adverse event files, complaint files and manufacturing records.

5

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.23	“Representatives” has the meaning assigned to it in Section 6.2.

1.24	“Research Plan” means, on an Additional Vaccine Candidate-by-Additional Vaccine Candidate basis, a description of the Parties’ respective activities, timelines and objectives with respect to the identification and selection of an Additional Vaccine Candidate for Development and Commercialization under this Agreement.

1.25	“Second Restated JV Agreement” has the meaning assigned to it in the recitals above.

1.26	“Services” has the meaning assigned to it in Section 5.1.

1.27	“Term” shall mean the term of this Agreement.

1.28	“Third Party” means a person or entity other than Novavax, CPLB, or any of their respective Affiliate(s).

Article 2.

ADDITIONAL VACCINE CANDIDATE

Novavax and CPLB have identified the Additional Vaccine Candidates. The same are listed in Schedule I. In case any vaccine candidate cannot be developed, Novavax and CPLB shall mutually agree upon the replacemet vaccine candidate.

Article 3.

LICENSES

3.1	License Grants to CPLB.

3.1.1.	Existing Vaccine Product and Additional Vaccine Candidate License. Novavax hereby grants to CPLB an exclusive, fully paid-up, royalty-free, non-transferable, right and license, with a right to grant sublicenses through multiple tiers (subject to Section 3.3), under the Novavax Licensed Rights during the term of this Agreement to research, develop, make, have made, use, sell, have sold, offer to sell and import Existing Vaccine Products and Additional Vaccine Candidates for use in the Field in the Territory. The foregoing license shall be exclusive for Licensed Products in the Territory, even as to Novavax, provided that Novavax retains the right to perform its obligations under this Agreement and any other agreement between CPLB and Novavax. CPLB’s rights to sell, have sold, offer to sell and import Existing Vaccine Products and Additional Vaccince Candidate shall be subject to the restriction to the Novavax Product Territory.

6

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.1.2.	CPLB Discovered Candidate License. Novavax hereby grants to CPLB a non-exclusive, fully paid-up, royalty-free, non-transferable, right and license, with a right to grant sublicenses through multiple tiers (subject to Section 3.3), under the Novavax Licensed Rights during the term of this Agreement to research, develop, make, have made, use, sell, have sold, offer to sell and import CPLB Discovered Candidates for use in the Field in the Territory. CPLB’s rights to sell, have sold, offer to sell and import CPLB Discovered Candidate shall be subject to the restriction to the Novavax Product Territory.

3.1.3.	Trademark License. Novavax hereby grants to CPLB a non-exclusive license to use its trademark, “Novavax” solely upon Licensed Products (and materials relating thereto) to indicate that CPLB is a joint venture between Cadila and Novavax. Subject to Section 3.3, the license granted under this Section 3.1.3 shall include the right to grant sublicenses solely in connection with the grant of a sublicense pursuant to Sections 3.1.1 and 3.1.2 to commercialize a Licensed Product, and any attempt to otherwise grant or authorize any sublicense shall be null and void. All uses of this trademark by CPLB shall comply with all applicable laws and regulations (including, without limitation, those laws and regulations particularly applying to the proper use and designation of trademarks in the applicable countries). The ownership and all goodwill accruing to this trademark arising directly from its use by CPLB shall vest in and inure to the benefit of Novavax. CPLB hereby acknowledges Novavax’ ownership rights in this trademark in the form existing as of the Effective Date, and accordingly, agrees that at no time during the Term or thereafter to challenge, or assist others to challenge, such corporate logo owned in the form existing as of the Effective Date or the registration thereof, or attempt to register any trademarks, marks or trade names confusingly similar to such corporate logo owned in the form existing as of the Effective Date or thereafter.

3.2	License Grant to Novavax. CPLB hereby grants to Novavax a fully paid-up, royalty-free non-exclusive right and license, with a right to grant sublicenses through multiple tiers, under the CPLB Licensed Rights, to research, develop, make, have made, use, sell, have sold, offer to sell and import any products that are not Existing Vaccine Products, Additional Vaccine Candidates and CPLB Discovered Candidates in the Territory.

3.3	Sublicenses. CPLB may sublicense to others under this Agreement. As a condition to its validity and enforceability, each sublicense agreement shall: (a) incorporate by reference the terms and conditions of this Agreement, (b) be consistent with the terms, conditions and limitations of this Agreement, (c) prohibit sublicensee’s further sublicense of the rights delivered hereunder in any manner that is inconsistent with the terms, conditions and limitations of this Agreement and (d) name Novavax as an intended third party beneficiary of the obligations under such sublicense agreement without imposition of obligation or liability on the part of Novavax to the sublicensee. To the extent that any terms, conditions or limitations of any sublicense agreement are inconsistent with this Agreement, those terms, conditions and limitations are null and void against Novavax, unless Novavax has approved the sublicense in writing.

7

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.4	No Implied Rights or Licenses. No right or license, other than those expressly set forth in this Agreement are granted to either Party, and no additional rights will be deemed granted to either Party by implication, estoppel or otherwise. All rights not expressly granted by either Party to the other hereunder are reserved.

3.5	Program Data and Right of Reference. CPLB shall keep complete and accurate notes, accounts and records of all Program Data with respect to Licensed Products, including the manufacture thereof. Novavax shall have the right to access, use and reference Program Data related to Licensed Products in the possession or control of CPLB for the Development and Commercialization of Novavax’ products. CPLB shall provide such cooperation and assistance as reasonably requested by Novavax from time to time to effectuate the foregoing, including, without limitation by providing access to and disclosure of Program Data to Novavax and by providing such authorization and consents required for reference to regulatory filings and approvals.

3.5.1.	CPLB shall have the right to access, use and reference Program Data related to Licensed Products in the possession or control of Novavax for the Development and Commercialization of Licensed Products. Novavax shall provide such cooperation and assistance as reasonably requested by CPLB from time to time to effectuate the foregoing, including, without limitation by providing access to and disclosure of Program Data to CPLB and by providing such authorization and consents required for reference to regulatory filings and approvals.

3.6	Materials. In order to facilitate the Development activities contemplated by this Agreement, either Party may provide to the other Party certain biological materials Controlled by the supplying Party (collectively, “Materials”) for use by the other Party in furtherance of such development activities. Except as otherwise provided for under this Agreement, all such Materials delivered to the other Party, will be used only in furtherance of the Development activities conducted in accordance with this Agreement, will not be used or delivered to or for the benefit of any Third Party, without the prior written consent of the supplying Party, and will be used in compliance with all Laws. The Materials supplied under this Agreement must be used with prudence and appropriate caution in any experimental work because not all of their characteristics may be known. Except as expressly set forth in this Agreement, THE MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

8

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Article 4.

LICENSED PRODUCT DEVELOPMENT AND COMMERCIALIZATION

4.1	Responsibility. CPLB will have sole responsibility, at its sole expense, for all Development and Commercialization of Licensed Products in the Field and Territory in accordance with the terms of this Agreement; provided, however, the Parties acknowledge and agree that the rights granted to CPLB hereunder with respect to CPLB Discovered Candidates are non-exclusive and Novavax and or its other licensees may Develop or Commercialize the same or similar products.

4.2	Development and Commercialization Plans. Within [* * *] of the Effective Date with respect to Existing Vaccine Products and prior to beginning any Development or Commercialization activities with respect to an Additional Vaccine Candidate or CPLB Discovered Candidate, CPLB shall present to the Steering Committee for its written approval a Development Plan or Commercialization Plan, as applicable, for each such Licensed Product. The Steering Committee may reasonably request adjustments to activities described in such Development Plan or Commercialization Plan as a condition to granting its approval. In no event shall CPLB materially alter a Development Plan or Commercialization Plan without the Steering Committee’s prior written consent. CPLB shall conduct Development or Commercialization of each Licensed Product in a manner that is materially consistent with the applicable Development Plan or Commercialization Plan. All clinical trial protocols for Licensed Products conducted shall require the prior written approval of Novavax.

4.3	Regulatory Affairs. CPLB will be responsible for preparing and submitting Regulatory Documentation, seeking Regulatory Approvals, and maintaining Regulatory Approvals for Licensed Products in the Field and Territory. As set forth in Article 5, Novavax will cooperate with CPLB in preparing and filing all such reports.

9

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.4	Manufacture and Supply. CPLB will be responsible for the manufacture of Licensed Product in the Territory and for all costs associated therewith. In accordance with Article 5, Novavax shall provide technical services for the purposes of enabling CPLB’s manufacturing facility(ies) to comply with good manufacturing practices and all other applicable standards promulgated by any applicable Regulatory Authority, including, without limitation, the World Health Organization, U.S. Food and Drug Administration and European Medicines Agency.

4.5	Adverse Event Reporting. CPLB will maintain a record of all non-medical and medical Licensed Product-related complaints and reports of Adverse Events in the Territory with respect to any Licensed Product Developed or Commercialized by CPLB. At the request of either Party, Novavax and CPLB shall enter into reasonable and customary pharmacovigilance agreement with respect to sharing of adverse event data and information for Licensed Products as required to comply with applicable laws and regulations.

4.6	Development and Commercial Reporting. During the Term of this Agreement, CPLB will provide annual written progress report to the Steering Committee summarizing the Development and Commercialization of Licensed Product(s) during the past year. Each such progress report will be provided to the Steering Committee by CPLB no later than December 31 of each year beginning in 2018.

Article 5.

NOVAVAX SERVICES

5.1	Technology Transfer Services. [* * *], Novavax shall disclose and provide to CPLB the Novavax Know-How set forth on Schedule II. As reasonably requested by the CPLB, Novavax shall disclose and provide to the CPLB any improvements to the such Know-How made by Novavax during the term of this Agreement. To effectuate the transfer and implementation of such Novavax Know-How, Novavax shall provide the Development and Manufacturing Services set forth on Schedule III (the “Services”). As soon as practicable after the Effective Date, the Parties shall mutually develop and agree to a reasonable timetable pursuant to which the Services will be provided.

10

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.2	Impracticability. Novavax shall not be obligated to provide any Service to the extent the performance of such Service becomes commercially impracticable as a result of events or circumstances outside of the control of Novavax, including, to the extent the performance of such Services would require Novavax to breach any Laws or could reasonably be expected to result in the breach of any applicable contract, license, or other agreement; provided however, that Novavax represents and warrants to CPLB that, as of the date of this Agreement, Novavax has no knowledge of any event or circumstance that would cause the performance of Services to violate any Laws or could reasonably be expected to result in the breach of any applicable contract, license or other agreement. Novavax shall provide CPLB with reasonable notice of the occurrence of any event which would cause Novavax to curtail or cease any Service pursuant to this Section 5.2.

5.3	Expenses. CPLB shall reimburse Novavax for its reasonable out-of-pocket expenses incurred in connection with the performance of the Services hereunder, including travel. By the tenth business day of each month, Novavax shall submit to CPLB an invoice report showing a list of all out-of-pocket expenses incurred in performance of the Services during the preceding month. CPLB shall pay all invoices within thirty (30) days of receipt. Late payments shall bear interest at the lesser of [* * *] or the maximum rate allowed by Laws. All payments due under this Agreement will be made in U.S. dollars by wire transfer to a bank account designated by Novavax.

Article 6.

INTELLECTUAL PROPERTY

6.1	Disclosure. During the Term, the Parties will promptly disclose in writing to one another, and shall cause its Affiliates, licensees and sublicensees to so disclose, all Arising Know-How. Novavax shall also disclose to CPLB any Know-How within the Novavax Licensed Rights obtained, licensed or generated after the Effective Date which is not included within the Arising Know-How.

6.2	Ownership. Novavax shall own all Arising Know-How and any other intellectual property that is conceived and reduced to practice solely by the employees, contractors or agents (collectively, the “Representatives”) of Novavax or its Affiliates. Subject to Section 6.2.1, CPLB shall own all Arising Know-How and any other intellectual property that is conceived and reduced to practice solely by the Representatives of CPLB or its Affiliates. Subject to Section 6.2.1, Novavax and CPLB shall jointly own all Arising Know-How and any other intellectual property that is jointly conceived or reduced to practice by the Representatives of Novavax or its Affiliates and the Representatives of CPLB or its Affiliates. Inventorship shall be determined in accordance with applicable U.S. Laws.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.2.1.	Notwithstanding the ownership provisions set forth in Section 6.2 above, Novavax shall own all Arising Know-How related to the Novavax Technologies regardless of inventorship (the “Novavax Technologies Arising Know-How”). Subject to the terms and conditions of this Agreement, CPLB assigns, transfers and conveys, and agrees to cause its Representatives, its Affiliates, its Affiliates’ Representatives, its sublicensees and its sublicensees’ Representatives to hereby assign, transfer and convey, to Novavax all of the right, title and interest of such persons and/or entities, to and under all of the Novavax Technologies Arising Know-How.

6.3	Prosecution and Maintenance of Patents. Novavax shall have the sole and exclusive right and authority to control the filing, prosecution, maintenance, and renewal of all Novavax Patents and any Patents that result from (a) Arising Know-How which is owned by Novavax or jointly owned as provided in Section 6.2 or (b) Novavax Technologies Arising Know-How, at its own expense. CPLB shall have the sole and exclusive right and authority to control the filing, prosecution, maintenance and renewal of any Patents that result from Arising Know-How owned by CPLB as provided in Section 6.2. The prosecuting Party shall (i) provide the other Party with copies of all material filings, documentation and correspondence from, sent to or filed with any patent office in the Territory, and (ii) provide the other Party with a reasonable opportunity to comment upon all filings and actions with such patent office in advance of submissions to such patent office. For purposes of this Section 6.3, “filing, prosecution and maintenance” of patents shall be deemed to include, without limitation, appeals to administrative or judicial entities having jurisdiction over patentability, the conduct of interferences or oppositions, and/or requests for re-examinations, reissues or extensions of patent terms. CPLB shall, and shall cause its Representatives, its Affiliates, its Affiliates’ Representatives, its sublicensees and its sublicensees’ Representatives, as applicable, to assist and cooperate with Novavax in filing, prosecuting and maintaining (a) the Patents that result from Arising Know-How jointly owned by both Parties, for which the reasonable costs and expenses of such assistance and cooperation shall be equally shared by the Parties and (b) the Patents that result from the Novavax Technologies Arising Know-How, for which the reasonable costs and expenses of such assistance and cooperation shall be solely borne by Novavax.

6.4	Abandoned Patents. In the event the prosecuting Party determines not to initiate patent prosecution for any particular patentable Arising Know-How invention or to cease prosecution or maintenance of, or otherwise abandon, any Patents that are the subject of Section 6.3 in the Territory (which the prosecuting Party may do in its sole discretion), the prosecuting Party shall provide reasonable prior written notice to the other Party sufficient for the other Party to timely initiate or take over the prosecution and maintenance of such Patent and timely file any required documents and responses with the relevant government patent office in such country, and the other Party may elect (in its sole discretion) to prosecute and maintain such Patent, at such Party's sole expense; provided, however, in the event Novavax decides not to file, prosecute or maintain a Patent with respect to a Novavax Technologies Arising Know-How, CPLB shall obtain Novavax’ prior written consent before it may file, prosecute or maintain any such Patent. In such event, upon the request of and, at the expense of the other Party, the prosecuting Party shall assign to the other Party all of its right, title and interest in, to and under such Patent which the prosecuting Party has decided to abandon and provide reasonable cooperation to the other Party with respect thereto (including, without limitation, providing necessary information and executing relevant documents).

12

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.5	Enforcement of Patents.

6.5.1	Infringement by Third Parties. In the event that Novavax or CPLB becomes aware of or has reasonable suspicions of Third Party activities in the Territory that could constitute infringement or misappropriation of the Novavax Licensed Rights and/or CPLB Licensed Rights, then such Party shall promptly notify the other Party of such Third Party activities, including identification of such Third Party and delineation of the facts relating to such Third Party activities. Novavax shall have the right (but shall not be obligated) to enforce the Novavax Licensed Rights and/or CPLB Licensed Rights against any actual or alleged infringement or misappropriation thereof in the Territory by a Third Party (by bringing a suit, action or proceeding against such Third Party), at Novavax' sole expense. If Novavax does not enforce such Novavax Licensed Rights and/or CPLB Licensed Rights by (i) one hundred (100) days following the notice of alleged infringement or (ii) thirty (30) days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such an action, whichever comes first, then CPLB shall have the right (but not the obligation) to enforce such Novavax Licensed Rights and/or CPLB Licensed Rights against any actual or alleged infringement or misappropriation thereof in the Territory by a Party (by bringing a suit, action or proceeding against such party), at CPLB's sole expense; provided, however, in the event Novavax does not enforce such Novavax Licensed Rights, CPLB shall obtain Novavax’ prior written consent before it may enforce such Novavax Licensed Rights. The non-prosecuting Party shall reasonably cooperate with the prosecuting Party in such enforcement activities, at the prosecuting Party's expense, including by agreeing to be named as a party to (or bringing in its own name) such suit, action or proceeding for the benefit of the non-prosecuting Party if required for such enforcement action to proceed. The prosecuting Party shall keep the non-prosecuting Party reasonably informed regarding any such enforcement action and shall consider in good faith the reasonable comments and suggestions of the non-prosecuting Party related to such suit, action or proceeding. All recoveries received by the prosecuting Party from any such enforcement action shall be retained by the prosecuting Party.

13

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.5.2	Challenge by Third Parties. Novavax and CPLB will each notify the other Party in writing within ten (10) business days of learning of any alleged or threatened opposition, reexamination request, action for declaratory judgment, nullity action, interference or other attack upon the validity, title or enforceability of a Patent under the Novavax Licensed Rights or CPLB Licensed Rights. Owner of the subject Patent will have the right (but not the obligation) to defend any such challenge in the Territory. If the owner of the subject Patent commences a defense against the alleged or threatened challenge (i) within sixty (60) days following the detection of the alleged challenge, or (ii) ten (10) business days before the time limit, if any, set forth in appropriate Laws and regulations for making a filing in defense of such a challenge, whichever comes first, then the owner of the subject Patent will so notify the other Party promptly. Notwithstanding the foregoing, if any such action for declaratory judgment, nullity action, or other attack upon the validity, title or enforceability of the Novavax Licensed Rights or CPLB Licensed Rights includes or will include counterclaims of infringement of the Novavax Licensed Rights or CPLB Licensed Rights by the Third Party, control of such action or other attack shall be governed by Section 6.5.1.

Article 7.

CONFIDENTIALITY; PUBLICATION

7.1	Confidentiality. Party will provide its confidential and/or proprietary information to the to the other Party and that the use and disclosure of such information shall be governed by Article 14 of the Second Restated JV Agreement which is hereby incorporated by reference.

7.2	Publication.

7.2.1	Subject to this Section 7.2, each Party shall have the right to publish the data and results related to Licensed Products. Prior to public disclosure or submission for publication of a proposed publication describing the results of any scientific or clinical activity relating to a Licensed Product, the Party proposing such publication shall send the other Party by expedited delivery a copy of the proposed publication to be submitted and shall allow the other Party a reasonable time period (but not more than sixty (60) days from the date of confirmed receipt) in which to determine:

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(i)	whether the proposed publication contains subject matter for which patent or other protection should be sought (prior to publication of such proposed publication) for the purpose of protecting an invention or

(ii)	whether the proposed publication contains the Confidential Information of such other Party, or

(iii)	whether the proposed publication contains information that is reasonably likely to have a material adverse impact on the development or commercialization of Licensed Products or any of Novavax’ other products.

Following the expiration of applicable time period for review, the Party proposing such publication shall be free to submit such proposed publication for publication and publish or otherwise disclose to the public such scientific or clinical results, subject to the procedures set forth in Section 7.2.2.

7.2.2	If the reviewing Party reviewing believes that the proposed publication contains any information described in clauses (i) through (iii) in Section 7.2.1 above, then prior to the expiration of the applicable time period for review, such Party shall notify the publishing Party in writing of such belief. On receipt of written notice from the reviewing Party that such proposed publication contains:

(i)	its Confidential Information, the publishing Party shall remove such Confidential Information from such proposed publication prior to any publication thereof, unless the other Party agrees otherwise in writing; or

(ii)	the publishing Party shall delay public disclosure of such information or submission of the proposed publication for an additional period of thirty (30) days to permit preparation and filing of a patent application on such invention; or

(iii)	the Parties shall mutually agree on how to proceed with the publication of such information in compliance with all applicable laws and regulations.

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Article 8.

REPRESENTATIONS AND WARRANTIES

8.1	Mutual Representation and Warranties. Each of Novavax and CPLB hereby represents, warrants and covenants to the other as of the Effective Date that:

8.1.1	It is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has the corporate power to enter into this Agreement and to perform its obligations hereunder;

8.1.2	the execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any Laws of any governmental authority having jurisdiction over it;

8.1.3	it shall perform any activities in connection with this Agreement in compliance with Law.

8.1.4	it has not granted, and during the Term it will not grant, any right to any Third Party that would conflict with the rights granted to the other Party hereunder; and

8.1.5	it has (or will have at the time performance is due) maintained and will maintain and keep in full force and effect all agreements necessary to perform its obligations hereunder.

8.2	Representations by Novavax. In addition to the representations and warranties made in Section 8.1, Novavax hereby represents, warrants and covenants to CPLB that as of the Effective Date:

8.2.1	the Novavax Licensed Rights are subsisting and are not the subject of any interference, re-issue, re-exam, opposition or appeal proceedings;

8.2.2	no Third Party has filed, pursued or maintained or, to its knowledge, threatened in writing to file, pursue or maintain any claim, lawsuit, charge or other action involving any Licensed Right including any claim, lawsuit, charge, or action alleging that any Licensed Right is invalid or unenforceable;

8.2.3	all employees and agents of Novavax who have performed any activities on its behalf in connection with research regarding the Novavax Licensed Rights have properly assigned to Novavax the whole of their rights in any intellectual property made, discovered or developed by them as a result of such research, and no Third Party has any rights to any such intellectual property; and

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8.2.4	the Novavax Licensed Rights are free and clear of any liens, charges, encumbrances or rights of others, to possession or use that may interfere with Novavax’ possession or use under this Agreement.

8.3	Representations by CPLB. In addition to the representations and warranties made in Section 8.1, CPLB hereby represents, warrants and covenants to Novavax that as of the Effective Date:

8.3.1	it and its Affiliates are not debarred or disqualified under (i) the U.S. Federal Food, Drug and Cosmetic Act, as may be amended, or any foreign equivalent or (ii) any government programs, including, without limitation Medicare, Medicaid or their foreign equivalents, and it does not, and will not during the Term, employ or use the services of any person who is so debarred or disqualified in the performance of this Agreement, and in the event that CPLB becomes aware of such debarment or disqualification or threatened debarment or disqualification of it, its Affiliates or any person providing services to CPLB, including services to its Affiliates or sublicensees, that directly or indirectly relate to activities contemplated by this Agreement, CPLB shall immediately notify the Novavax in writing and CPLB shall cease using any such person to perform any such services.

8.3.2	the CPLB Licensed Rights are subsisting and are not the subject of any interference, re-issue, re-exam, opposition or appeal proceedings; and

8.3.3	the CPLB Licensed Rights are free and clear of any liens, charges, encumbrances or rights of others, to possession or use that may interfere with CPLB’s possession or use under this Agreement.

8.4	DISCLAIMER OF WARRANTIES. Except as expressly set forth herein, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, each Party expressly does not warrant, and disclaims any warranties with regards to: (a) the success of any study or test commenced under this Agreement, (b) the safety or usefulness for any purpose of the technology or materials it provides or discovers under this Agreement; and/or (c) the validity, enforceability, or non-infringement of any intellectual property rights or technology it provides or licenses to the other Party under this Agreement.

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Article 9.

INDEMNIFICATION, INSURANCE AND LIMITATION OF LIABILITY

9.1	Indemnification by CPLB. CPLB will indemnify, defend and hold harmless Novavax, its Affiliates, and their respective Representatives from and against any and all liability, loss, damage or expense (including without limitation reasonable attorney’s fees) it may suffer as the result of claims, demands, actions and proceedings brought against it by any Third Party (collectively, “Losses”) to the extent such Losses result from the (a) negligence or willful misconduct by CPLB, its Affiliates or its sublicensees, or their respective Representatives, (b) material breach by CPLB of its representations, warranties or covenants contained within this Agreement or (c) manufacture, use, sale, or offer for sale of a Licensed Product in the Territory due to a design defect or a manufacturing defect, including but not limited to, a Loss related to the death of or injury to a Third Party. CPLB's obligation to indemnify any such indemnitee pursuant to this Section 9.1 will not apply to the extent of any Loss that arises from the (i) material breach by Novavax of its representations, warranties or covenants contained within this Agreement, or (ii) negligence or willful misconduct of any such indemnitee.

9.2	Indemnification by Novavax. Novavax will indemnify, defend and hold harmless CPLB, its Affiliates, and their respective Representatives from and against any and all Losses to the extent such Losses result from the (a) negligence or willful misconduct by Novavax or its Affiliates, or their respective Representatives, or (b) material breach by Novavax of its representations, warranties or covenants contained within this Agreement. Novavax' obligation to indemnify any such indemnitee pursuant to this Section 9.2 will not apply to the extent of any Loss that arises from the (i) material breach by CPLB of its representations, warranties or covenants contained within this Agreement or (ii) negligence or willful misconduct of any such indemnitee.

9.3	Procedures. An indemnitor’s agreement to indemnify, defend and hold harmless an indemnitee hereunder is conditioned on such indemnitee (a) providing prompt written notice of any claim giving rise to an indemnification obligation hereunder but only if a failure to so notify causes prejudicial harm to the indemnitor's ability to defend, (b) permitting indemnitor to assume full responsibility to investigate, prepare for and defend against any such claim, (c) providing reasonable assistance in the defense of such claim at indemnitor's reasonable expense, and (d) not compromising or settling such claim without indemnitor's advance written consent. An indemnitee may participate, at its expense and using its own counsel, in the indemnitor’s defense of a claim under this Article 9.

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9.4	Insurance. CPLB shall procure and maintain insurance, including product liability insurance, adequate to cover its obligations hereunder and which are consistent with normal business practices of prudent companies similarly situated at all times during which any Licensed Product is Developed or Commercialized by CPLB, its Affiliates or sublicensees. It is understood that such insurance shall not be construed to create a limit on CPLB’s liability with respect to its indemnification obligations under this Article 9. CPLB shall provide Novavax with written evidence of such insurance upon request. CPLB shall provide the Novavax with written notice at least thirty (30) days prior to the cancellation, non-renewal or material change in such insurance.

9.5	Limitation of Liability. EXCEPT TO THE EXTENT (A) SUCH PARTY MAY BE REQUIRED TO INDEMNIFY THE OTHER PARTY UNDER THIS ARTICLE OR (B) AS REGARDS A BREACH OF A PARTY'S RESPONSIBILITIES PURSUANT TO ARTICLE 7, NEITHER PARTY NOR ITS RESPECTIVE AFFILIATES WILL BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS OR INTERRUPTION OF BUSINESS, OR FOR ANY OTHER INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES UNDER THIS AGREEMENT, WHETHER IN CONTRACT, WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES.

Article 10.

TERM; BREACH

10.1	Term and Termination. The term of this Agreement will commence on the Effective Date and will continue until (a) CPLB provides one-hundred twenty (120) days prior written notice of termination to Novavax, (b) the Parties mutually agree in writing to terminate the Agreement, (c) either Party is in material breach of or default under this Agreement and has not cured such breach or default within ninety (90) days after written notice from the other Party specifying the nature of such breach or default in reasonable detail, (d) date of receipt of a written notice of termination from one Party if the other Party is subject to an insolvency or bankruptcy proceeding being commenced against such Party, or such Party commences such proceeding, or such Party ceases to conduct business in the normal course or making an assignment for the benefit of its creditors; or (e) the termination of the Second Restated JV Agreement.

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10.2	Survival and Consequences of Termination. The following provisions of this Agreement shall survive expiration or termination of this Agreement for any reason: Articles 7, 9 and 10 and Sections 3.5, 6.2 and 8.5.

10.2.1	In the event that this Agreement is terminated under Section 10.1(a) or under Section 10 (d) with respect to CPLB, the license grant under Section 3.2 shall survive.

10.2.2	In the event that this Agreement is terminated under Section 10.1 (c) due to Novavax’ breach or default hereunder or under Section 10.1(d) with respect to Novavax, the license grants under Sections 3.1 shall survive.

10.2.3	In the event that this Agreement is terminated under Section 10.1(c) due to CPLB’s breach or default hereunder, (i) the license grant under Section 3.2 shall survive, (ii) upon Novavax’ written request, CPLB shall grant to Novavax an exclusive, worldwide, royalty-free, paid-up license under all trademarks and trade names (including an application, extension or renewal thereof) applicable to all Licensed Products, (iii) upon Novavax’ written request, CPLB shall execute any document reasonably necessary to transfer to Novavax all Program Data to continue the Development or Commercialization of all Licensed Products, (iv) upon Novavax’ written request, CPLB shall transfer any studies in progress pursuant to the Development Plan to Novavax in a manner that allows such studies to continue uninterrupted to the extent reasonable and practical, (v) CPLB will assign to Novavax, to the extent assignable and upon Novavax’ written request, CPLB’s rights in any or all Third Party agreements regarding licenses, sublicenses, services or supplies related to the Development or Commercialization of Licensed Products, including without limitation any agreements with a Third Party regarding the manufacture of Licensed Products, (vii) to the extent that any agreement in the preceding clause is not assignable by CPLB, then such agreement will not be assigned, and upon the written request of Novavax, CPLB will use commercially reasonable efforts to allow Novavax to obtain and to enjoy the benefits of such agreement in the form of a license or other right to the extent held by CPLB subject to such Third Party’s rights, and (vii) CPLB will, at the [* * *], if CPLB sources such Product from a Third Party, or at [* * *], if CPLB or any of its Affiliates manufactures the Licensed Product, supply Novavax with commercial quantities of Licensed Products in the dosage strength, formulation and presentation under Development or being Commercialized by CPLB, in either case, as of the effective date of termination until the earlier of (A) six (6) months after the effective date of termination or (B) establishment by Novavax of an alternative supply for such Product on commercially reasonable terms.

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Article 11.

DISPUTE RESOLUTION

11.1	Disputes. The Parties recognize that disputes as to certain matters may from time to time arise during the Term which relate to either Party's rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 11 if and when a dispute arises under this Agreement.

11.2	Arbitration. Any dispute arising between the Parties out of or in connection with the implementation or interpretation of this Agreement shall, if not settled amicably within ninety (90) days from the date that the dispute arose, be finally settled by three (3) arbitrators. Each Party shall be entitled to appoint one (1) arbitrator and the two (2) so appointed shall appoint the third arbitrator in accordance with the Arbitration and Conceliation Act, 1996 as at present in force. The language of the arbitration proceedings shall be English and its place shall be Singapore. The arbitral award or determination shall be final and subject to no appeal and shall deal with the question of costs of arbitration and all matters related thereto.

The Parties agree that it would be impossible or inadequate to measure and calculate their damages from any breach of the Agreement though great and irreparable. Accordingly, each Party agrees that if the other Party breaches this Agreement, the non-breaching Party will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and specific performance of any provision of this Agreement.

11.3	Award. Each Party will abide by any arbitral award rendered pursuant to this Article 11. If a Party resists enforcement of an arbitral award, any costs, fees or taxes incident to enforcement will be charged against that Party to the extent permitted by Law. Each Party will bear its own legal fees for arbitration, and the arbitrator(s) will assess their costs, fees and expenses against the Party losing the arbitration.

11.4	Confidentiality. Any arbitration proceeding, including without limitation the existence of any dispute submitted to arbitration and any arbitral award or decision, will be Confidential Information of both Parties, and the arbitrator(s) will issue appropriate protective orders to safeguard each Party’s Confidential Information, provided that such Confidential Information may be disclosed solely as necessary in connection with the enforcement of an arbitral award or as otherwise required by Laws (subject to Article 7).

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Article 12.

MISCELLANEOUS

12.1	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of India.

12.2	Entire Agreement. Subject to this Section 12.2, this Agreement shall amend and restate in its entirety the First Restated License Agreement; provided, however, such amendment and restatement shall not affect any rights or obligations of the Parties that accrued under the First Restated License Agreement prior to the Effective Date. Subject to the preceding sentence, this Agreement (including its Exhibits) sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and supersedes and terminates all prior agreements and understanding between the Parties with respect to such subject matter. No subsequent alteration, amendment, change or addition to this Agreement will be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties.

12.3	Third Party Contractors. Notwithstanding the Second Restated JV Agreement, the Parties will perform their obligations under this Agreement as third party contractors and nothing contained in this Agreement will be construed to be inconsistent with such relationship or status. This Agreement will not constitute, create or in any way be interpreted as a joint venture or partnership of any kind.

12.4	Notices. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement will be in writing, will refer specifically to this Agreement and will be deemed given only if sent by electronic mail (with receipt confirmed), facsimile transmission (with transmission confirmed) or by an internationally recognized delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in this Section 12.4 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 12.4. Any notice delivered by electronic mail or facsimile will be confirmed by a hard copy delivered as soon as practicable thereafter by an internationally recognized overnight delivery service. Such notice will be deemed to have been given on the second business day (at the place of delivery) after deposit with an internationally recognized delivery service.

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If to Novavax:	Novavax, Inc.
20 Firstfield Road
Gaithersburg, MD 20878
attn: General Counsel
Email : jherrmann@novavax.com
Facsimile No. : 240-268-2010

If to CPLB:	CPL Biologicals Private Limited
Cadila Corporate Campus
Sarkhej-Dholka Road
Bhat, Ahmedabad- 382210
Gujarat, India
Attn: Dr. Rajiv I. Modi, Chairman
Email: rimodi@ cadilapharma.co.in
Facsimile No.: +91 (02718) 225031

12.5	Assignment.

12.5.1	Novavax may not assign this Agreement, in whole or in part, without the advance written consent of CPLB; provided, however, that this Agreement shall be automatically assigned to Novavax’ successor in connection with the acquisition, merger or sale of Novavax or the sale, transfer, lease, assignment or disposal of all or substantially all of the property or assets of Novavax to which this Agreement relates, whether by way of a single transaction or a series of related transactions, and such successor shall be fully bound by the terms and conditions hereof.

12.5.2	CPLB may not assign this Agreement, in whole or in part, without the advance written consent of Novavax; provided, however, that this Agreement shall be automatically assigned to CPLB's successor in connection with the sale, transfer, lease, assignment or disposal of all or substantially all of the property or assets of CPLB, whether by way of a single transaction or a series of related transactions, including a Change in Control of CPLB (as that term is defined in Schedule II of the Second Restated JV Agreement), and such successor shall be fully bound by the terms and conditions hereof; provided that any such automatic assignment by CPLB within the scope of Schedule II of the Second Restated JV Agreement shall only be effective if such transaction was approved by Novavax under and pursuant to the Second Restated JV Agreement for so long as such approval rights of Novavax under the Second Restated JV Agreement have not been terminated.

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12.5.3	Any assignment or purported assignment by either Party in violation of this Section 12.5 will be null and void.

12.6	Force Majeure. No Party shall be in default of this Agreement by reason of its failure or delay in complying with its obligations under this Agreement if such failure or delay is caused by matters out of its reasonable control, including but not limited to acts of God, changes in Laws, strikes, lock-outs, fire, riots, or civil war or civil commotion; provided that such Party gives the other Party prompt written notice of the failure or delay in performance and the reason therefor and uses its reasonable efforts to limit the resulting failure or delay in its performance.

12.7	Headings. The headings for each article and section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

12.8	No Strict Construction. This Agreement has been prepared jointly and will not be strictly construed against either Party.

12.9	Ambiguities. Ambiguities and uncertainties in this Agreement, if any, will not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist.

12.10	English Language. All notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the Parties regarding this Agreement will be in the English language. This Agreement is in the English language only, which language will be controlling in all respects, and all versions hereof in any other language will be for accommodation only and will not be binding upon the Parties.

12.11	No Waiver. Any delay in enforcing a Party's rights under this Agreement or any waiver as to a particular default or other matter will not constitute a waiver of such Party's rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

12.12	Severability. If one or more of the provisions in this Agreement are deemed unenforceable by Law, then such provision will be deemed stricken from this Agreement and the remaining provisions will continue in full force and effect and shall be interpreted to give full effect to the commercial agreement between the Parties.

12.13	Counterparts. This Agreement may be executed in one or more identical counterparts, each of which will be deemed to be an original, and which collectively will be deemed to be one and the same instrument.

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IN WITNESS WHEREOF, the Parties have by duly authorized persons executed this Agreement as of the Effective Date.

Novavax, Inc.		CPL Biologicals Private Limited

By :	/s/ Stanley C. Erck	By :	/s/ Dr. Rajiv I Modi
Stanley C. Erck		Dr. Rajiv I Modi
President & CEO		Chairman

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Schedule I

Additional Vaccine Candidates

Additonal Vaccine Candidate shall mean the following:

[* * *]

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Schedule II

Docket No. Family	Application No.	Country	Title
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]

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Schedule III

Development and Commercialization Services

[* * *]

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